                                                                    Exhibit 21.1


Name of Subsidiary                                  Jurisdiction
------------------                                  ------------

Urban Shopping Centers, L.P.                            Illinois
  A. Brandon Convenience Center Partners, Ltd.           Florida
  B. Brandon Land Partners, Ltd.                         Florida
  C. Brandon Shopping Center Partners, Ltd.              Florida
  D. CS Partners, Ltd.                                   Florida
     1.   Coral-CS/LTD Associates                        Florida
  E. West Dade County Associates                         Florida
  F. NWRM Limited Partnership                           Delaware
     1.   Citrus Park Venture                           Illinois
  G. Oak Brook Urban Venture , L.P.                     Illinois
  H. Penn Square Mall Limited Partnership               Illinois
  I. Santa Ana Venture                                California
  J. Sawmill Place Plaza Limited Partnership                Ohio
     1.   Sawmill Place Plaza Associates                    Ohio
  K. Valencia Town Center Associates, L.P.            California
  L. Water Tower Joint Venture                          Illinois
  M. Wolfchase Galleria Limited Partnership            Tennessee
  N. Old Orchard Urban Venture, L.P.                    Illinois
CS Partners, Ltd.                                        Florida
  A. Coral-CS/LTD Associates                             Florida
Sawmill Place Plaza Limited Partnership                     Ohio
  A. Sawmill Place Plaza Associates                         Ohio
Urban Retail Properties Co.                             Delaware
  A. Citrus Park Limited Partnership                    Delaware
  B. Urban Retail Properties Co. of Illinois            Delaware
     1.   Citrus Park Limited Partnership               Delaware
  C. Urban Retail Properties Co. of Iowa, Inc.          Delaware
  D. Urban Retail Properties Co. of Ohio, Inc.          Delaware
  E. Urban Retail International LLC                     Delaware
USC Citrus, Inc.                                        Illinois
  A. Citrus Park Venture                                Delaware
  B. NWRM Limited Partnership                           Delaware
USC Brandon, Inc.                                       Delaware
  A. Brandon Convenience Center Partners, Ltd.           Florida
  B. Brandon Land Partners, Ltd.                         Florida
USC MainPlace, Inc.                                     Delaware
  A. Santa Ana Venture                                California
USC Penn Square, Inc.                                   Delaware
  A. Penn Square Mall Limited Partnership               Illinois
USC Memphis, Inc.                                       Delaware
  A. Wolfchase Galleria Limited Partnership             Delaware
USC Oakbrook, Inc.                                      Delaware
  A. Oak Brook Urban Venture, L.P.                      Illinois
USC Richmond, Inc.                                      Delaware
USC Subsidiary, Inc.                                    Delaware
  A. Brandon Shopping Center Partners, Ltd.              Florida
USC Old Orchard, Inc.                                   Delaware
  A. Old Orchard Urban Venture, L.P.                    Illinois